UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36594 (Commission File Number)	20-0141677 (IRS Employer Identification No.)
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)
 (407) 246-8100
(Registrant’s Telephone Number, Including Area Code)
 N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Credit Agreement
On January 11, 2018, Xenia Hotels & Resorts, Inc.’s (the “Company”) wholly owned subsidiary, XHR LP (the “Borrower”), entered into an amendment and restatement of its unsecured revolving credit facility with a syndicate of bank lenders, JP Morgan Chase Bank, N.A., Wells Fargo Securities, LLC, and KeyBanc Capital Markets Inc., as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A. and KeyBank National Association, as co-syndication agents, and Citibank, N.A. and U.S. Bank National Association, as documentation agents (the “Amended and Restated Credit Agreement”).  In connection with the Amended and Restated Credit Agreement, the lenders have provided $500 million of revolving loan commitments.  A portion of the revolving loan commitments is available for the issuance of letters of credit in an amount not to exceed $45 million and borrowings of swing line loans in an amount not to exceed $45 million. The Amended and Restated Credit Agreement provides the Borrower with the option to request an uncommitted increase in the revolving loan commitments by, and/or add an uncommitted term loan in, an aggregate principal amount of $350 million.
The Company has entered into an amendment and restatement of its guaranty (the “Amended and Restated Parent Guaranty”) pursuant to which the Company has reaffirmed its existing guarantee and absolutely, irrevocably and unconditionally guaranteed to JPMorgan Chase Bank, N.A., as administrative agent, for the benefit of the lenders party to the Amended and Restated Credit Agreement, the payment and performance of the obligations of the Borrower under the Amended and Restated Credit Agreement as and when due and payable.
The description set forth in this Item 1.01 under the heading “Amended and Restated Credit Agreement” does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is also attached hereto as Exhibit 10.1 and the Amended and Restated Parent Guaranty, which is also attached hereto as Exhibit 10.2, each of which is incorporated herein by reference. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the Amended and Restated Credit Agreement and the Amended and Restated Parent Guaranty included in Item 1.01 is incorporated herein by reference into this Item 2.03.
Item 8.01 Other Events
On December 15, 2017, the Borrower entered into an amendment to reprice its $125,000,000 senior unsecured term loan agreement by and among Borrower and a syndicate of banks, as lenders, and KeyBank National Association, as administrative agent (the “Term Loan”). The Term Loan, originally entered into on October 22, 2015, now bears an interest rate based on a pricing grid with a range of 145 to 220 basis points over LIBOR as determined by the Company’s leverage ratio, a reduction of 30 to 35 basis points from the previous leverage-based grid.
On January 5, 2018, an indirect, wholly owned subsidiary of the Company entered into a new $65 million mortgage loan collateralized by The Ritz-Carlton Pentagon City. The loan matures in January 2025 and bears an interest rate of LIBOR plus 210 basis points. A copy of the press release announcing these transactions is filed as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

10.1
Amended and Restated Revolving Credit Agreement by and among XHR LP, a syndicate of bank lenders, JP Morgan Chase Bank, N.A., Wells Fargo Securities, LLC, and KeyBanc Capital Markets Inc., as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A. and KeyBank National Association, as co-syndication agents, and Citibank, N.A. and U.S. Bank National Association, as documentation agents, dated as of January 11, 2018.

10.2	Amended and Restated Parent Guaranty by Xenia Hotels & Resorts, Inc. for the benefit of JPMorgan Chase Bank, N.A., as administrative agent, dated as of January 11, 2018.

99.1	Press release of Xenia Hotels & Resorts, Inc. dated January 12, 2018.

EXHIBIT INDEX
Exhibit No.	Description

10.1
Amended and Restated Revolving Credit Agreement by and among XHR LP, a syndicate of bank lenders, JP Morgan Chase Bank, N.A., Wells Fargo Securities, LLC, and KeyBanc Capital Markets Inc., as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A. and KeyBank National Association, as co-syndication agents, and Citibank, N.A. and U.S. Bank National Association, as documentation agents, dated as of January 11, 2018.

10.2	Amended and Restated Parent Guaranty by Xenia Hotels & Resorts, Inc. for the benefit of JPMorgan Chase Bank, N.A., as administrative agent, dated as of January 11, 2018.

99.1	Press release of Xenia Hotels & Resorts, Inc. dated January 12, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: January 12, 2018	By:	/s/ ATISH SHAH
	Name:	Atish Shah
	Title:	Executive Vice President and Chief Financial Officer